Exhibit 99(e)

Important Notice to

Holders of Common Units Representing Limited Partner Interests in

Magellan Midstream Holdings, L.P.

[                    ], 2009

Effective as of [                    ], 2009, you are entitled to receive 0.6325 common units representing limited partner interests in Magellan Midstream Partners, L.P. (“MMP”) (including cash in lieu of any fractional MMP common units) for each common unit representing a limited partner interest in Magellan Midstream Holdings, L.P. (“MGG”) that you currently own. You are entitled to receive these new MMP common units as a result of the completion of the matters contemplated by the Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009, by and among MMP, MMP’s general partner, MGG and MGG’s general partner. All new MMP common units will be issued in uncertificated form.

Please read the instructions below. If you have questions regarding the enclosed information, please call Computershare Trust Company, N.A. toll free at 1-800-546-5141.

IF YOU HOLD MGG COMMON UNITS IN UNCERTIFICATED FORM:

Delivery of your new MMP common units and any cash in lieu of a fractional MMP common unit will be effected only upon proper delivery to Computershare of the enclosed Application for Transfer of MMP Common Units. Please complete and sign the enclosed Application for Transfer of MMP Common Units and return it to Computershare in the enclosed return envelope.

Once your completed Application for Transfer of MMP Common Units has been received, you will receive a statement of your new uncertificated MMP common units in a separate mailing.

IF YOU HOLD MGG COMMON UNITS IN CERTIFICATED FORM:

Delivery of your new MMP common units and any cash in lieu of a fractional MMP common unit will be effected only upon proper delivery to Computershare of the enclosed Unit Exchange Form, the enclosed Application for Transfer of MMP Common Units and your certificates representing MGG common units.

Your certificates representing MGG common units are listed on the enclosed Unit Exchange Form. In order to receive your MMP common units and any cash in lieu of a fractional MMP common unit, you MUST return your certificates representing MGG common units. Risk of loss and title to any certificates representing MGG common units shall pass only upon proper delivery of your MGG common unit certificates to Computershare. To receive the new MMP common units and any cash in lieu of a fractional MMP common unit for your certificated MGG common units, please follow the instructions in the enclosed Unit Exchange Form. Please also complete and sign the enclosed Application for Transfer of MMP Common Units and return it to Computershare along with this completed form and your MGG common unit certificates.

Once your completed Unit Exchange Form and Application for Transfer of MMP Common Units and your certificates representing MGG common units have been received, you will receive a statement of your new uncertificated MMP common units in a separate mailing.

Unit Exchange Form - Action Required

YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold common units representing limited partner interests in Magellan Midstream Holdings, L.P. (“MGG”) in certificated form. Pursuant to the Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009, by and among Magellan Midstream Partners, L.P. (“MMP”), MMP’s general partner, MGG and MGG’s general partner, you are entitled to receive 0.6325 common units representing limited partner interests in MMP (including cash in lieu of any fractional MMP common units) for each MGG common unit that you currently own. Your MGG common unit certificates are listed below.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete Box A - Lost Certificate(s) on the back of this form and mark the boxes below with an X corresponding to the certificate numbers you cannot locate. You must also sign this form in Box A. You must have your signature(s) notarized. All registered holders MUST sign exactly as the name is printed above. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

Step 1. Your Magellan Midstream Holdings, L.P. Common Unit certificates:

Locate the listed certificates.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Common Units	Common Units Held By Us	Total Common Units
12345678901234	12345678901234	12345678901234	12345678901234

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

¡	1 2 3 4 5 6 7 8 9 0 1 2 3 4 ? ? ? ?	C O Y C	C L S	+

Additional Instructions for Completing the Exchange Form and Surrendering Certificates

Delivery of Certificates: Your MGG common unit certificates and this form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering unitholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the MGG Common Units represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. In addition, you authorize Computershare to issue the new uncertificated MMP Common Units and/or check in the name(s) that this form was addressed.

Special Transfer Instructions: If your MMP common units and/or check are to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below.

Form W-9: Under U.S. Federal Income Tax law, a unitholder is required to provide Computershare with such unitholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

Box A - Lost Certificate(s)

SAFECO INSURANCE COMPANY OF AMERICA

LOST SECURITIES AFFIDAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $150,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the MGG Common Units described on the front of this form (the “Owner(s)”); (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) representing MGG Common Units (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such Replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Trust Company, N.A. and Computershare Shareholder Services, Inc., and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement Securities), or Safeco Insurance Company of America’s assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM

LOST CERTIFICATE BOND PREMIUM CALCULATION:		X	XX	=		+	$50.00 processing fee	=
	Common Units Lost		Bond premium Per share		Total Premium Due (MINIMUM $20.00)				Total Check Amount

Multiply the number of Common Units lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing XXX or fewer Common Units, there is a minimum premium of $20.00. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost Common Unit, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS

All registered owners MUST sign below exactly as the name(s) appears on the front of this form. You must have your signature(s) notarized. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner	Signature of Co-Owner, if any

STEP 3. NOTARIZATION

State of                                               County of                             Notary Signature

Printed Name of Notary                                                   Sworn to and subscribed to me this (date)                              (month/day/year)

My commission Expires (date)                                                           (month/day/year) (Notary Seal)

Enclose all certificates in the envelope provided and send with completed form to Computershare.

By Mail	By Overnight Delivery:	For Assistance Please Call:
Computershare	Computershare	Within the US, Canada and Puerto Rico:
Corporate Actions	Corporate Actions	1-800-546-5141
P.O. Box 43014	250 Royall Street	Outside the US, Canada and Puerto Rico:
Providence, RI 02940-3014	Canton, MA 02021	1-781-575-2765

Computershare

Computershare Trust Company, Inc.

2 North LaSalle Street

Chicago IL 60602

Telephone XXX XXX XXXX

MAGELLAN MIDSTREAM HOLDINGS, L.P

[NAME]

[ADDRESS]

Tax ID certification on file: <Certified Y/N>

TOTAL MGG COMMON UNITS: [            ]

TRANSMITTAL FORM AND TRANSFER APPLICATION

YOUR ACTION IS REQUIRED – PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold common units representing limited partner interests in Magellan Midstream Holdings, L.P. (“MGG”). Pursuant to the Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009 (the “Simplification Agreement”), by and among Magellan Midstream Partners, L.P. (“MMP”), MMP’s general partner, MGG and MGG’s general partner, you are entitled to receive 0.6325 common units representing limited partner interests in MMP (including cash in lieu of any fractional MMP common units) for each MGG common unit that you currently own. All new MMP common units will be issued in uncertificated form, and following completion of the procedures discussed in this form, you will receive a statement of your new uncertificated MMP common units in a separate mailing.

Delivery of your new MMP common units and any cash in lieu of a fractional MMP common unit will be effected only upon proper delivery to Computershare of the enclosed Application for Transfer of MMP Common Units.

IF YOU HOLD MGG COMMON UNITS IN UNCERTIFICATED FORM:

Our records indicate you are a holder of record of [            ] MGG common units in uncertificated form. Please complete and sign the enclosed Application for Transfer of MMP Common Units and return it to Computershare in the enclosed return envelope.

IF YOU HOLD MGG COMMON UNITS IN CERTIFICATED FORM:

Your certificates representing MGG common units are listed below. In order to receive your MMP common units and any cash in lieu of a fractional MMP common unit, you MUST return your certificates representing MGG common units. Risk of loss and title to any certificates representing MGG common units shall pass only upon proper delivery of your MGG common unit certificates to Computershare. To receive the new MMP common units and any cash in lieu of a fractional MMP common unit for your certificated MGG common units, please follow the instructions below. Please also complete and sign the enclosed Application for Transfer of MMP Common Units and return it to Computershare along with this completed form and your MGG common unit certificates.

Lost Certificates: If you cannot locate some or all of your MGG common unit certificates, read and complete Box A—Lost Certificate(s) beginning on the next page and mark the boxes below with an X corresponding to the certificate numbers you cannot locate. You must also sign this form in Box A—Lost Certificate(s). You must have your signature(s) notarized if you have lost certificates representing more than [            ] MGG common units. All registered holders MUST sign exactly as the name is printed above. If your lost MGG common unit certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

Lost	Certificate Numbers	Common Units	Lost	Certificate Numbers	Common Units
☐			☐
☐			☐
☐			☐
☐			☐
☐			☐

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Common Units	Common Units Held By Us	Total Common Units

Signatures: Sign and date this form. The names of the registered holders are listed at the top of this form. All registered holders must sign exactly as your name(s) appears above.

Signature of Owner and U.S. Person for Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

Additional Instructions for Completing this Form and Surrendering Certificates

Delivery of Certificates: Your MGG common unit certificates (if any) and this form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering unitholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the MGG common units represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. In addition, you authorize Computershare to issue the new uncertificated MMP common units and, if necessary, a check, in the name(s) that this form is addressed.

Special Transfer Instructions: If your MMP common units and/or check are to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below.

Form W-9: Under U.S. Federal Income Tax law, a unitholder is required to provide Computershare with such unitholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

Box A – Lost Certificate(s)

SAFECO INSURANCE COMPANY OF AMERICA

LOST SECURITIES AFFIDIAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $150,000.00 IN

MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the MGG common units described in this form (the “Owner(s)”); (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) representing MGG common units (the “Lost Securities”); (d) the Lost Securities have been lost mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, deposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner(s), in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement MGG common units (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such Replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Trust Company, N.A. and Computershare Shareholder Services, Inc., and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement Securities), or Safeco Insurance Company of America’s assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM

LOST CERTIFICATE BOND PREMIUM CALCULATION:		X		=		+	$50.00 processing fee	=
	Common Units		Bond Premium Per Unit		Total Premium Due (MINIMUM $20.00)				Total Check Amount

Multiply the number of MGG common units lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing [            ] or fewer common units, there is a minimum premium of $20.00. The premium is only valid until [                     , 2009]. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost common unit, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS

All registered owners MUST sign below exactly as the name(s) appears on the front of this form. You must have your signature(s) notarized if you have lost more than [            ] common units. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner	Signature of Co-Owner, if any

STEP 3. NOTARIZATION

State of                      County of                      Notary Signature

Printed Name of Notary                                                                                                Sworn to and subscribed to me this (date)                              (month/day/year)

My commission expires (date)                                      (month/day/year) (Notary Seal)

Enclose all certificates in the envelope provided and send with this completed form and the completed Application to Transfer MMP Common Units to Computershare.

By Mail: Computershare Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	By Overnight Delivery: Computershare Corporate Actions 250 Royall Street Canton, MA 02021	For Assistance Please Call: Within the US, Canada and Puerto Rico: 1-XXX-XXX-XXXX Outside the US, Canada and Puerto Rico: 1-XXX-XXX-XXXX

APPLICATION FOR TRANSFER OF MMP COMMON UNITS

(TO BE COMPLETED BY ALL HOLDERS OF RECORD OF MGG COMMON UNITS)

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the common units of Magellan Midstream Partners, L.P. (“MMP”) that such Assignee will receive pursuant to the terms of the Simplification Agreement. Capitalized terms not defined herein have the meanings assigned to them in the Fifth Amended and Restated Agreement of Limited Partnership of MMP, dated as of [                    , 2009], as amended (the “Partnership Agreement”).

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Partnership Agreement, (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of MMP and, if a Liquidator shall be appointed, the Liquidator of MMP as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of MMP and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

Date:

Signature of Assignee

Name and Address of Assignee	Social Security or other identifying number of Assignee

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), MMP must withhold tax with respect to certain transfers of property if a holder of an interest in MMP is a foreign person. To inform MMP that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is .

3.	My home address is .

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is .

3.	The interestholder’s office address and place of incorporation (if applicable) is .

The interestholder agrees to notify MMP within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by MMP and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.